As filed with the Securities and Exchange Commission on January 8, 2009
Registration No. 333-129374

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Baidu, Inc.
(Exact name of registrant as specified in its charter)

Cayman Islands	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)
12/F, Ideal International Plaza
No. 58 West-North 4th Ring
Beijing 100080, People’s Republic of China
(Address of Principal Executive Offices)

2000 Option Plan
(as amended and restated effective December 16, 2008)
(Full title of the plan)

CT Corporation System
111 Eighth Avenue
New York, New York 10011
(Name and address of agent for service)

(212) 894-8940
(Telephone number, including area code, agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Copies to:

Jennifer Li	Z. Julie Gao, Esq.
Chief Financial Officer	Latham & Watkins LLP
Baidu, Inc.	41st Floor, One Exchange Square
12/F, Ideal International Plaza	8 Connaught Place, Central
No. 58 West-North 4th Ring	Hong Kong S.A.R., People’s Republic of China
Beijing 100080, People’s Republic of China	(852) 2522-7886
(86 10) 8262-1188

Explanatory Note
SIGNATURES
EXHIBIT INDEX
EX-4.1
EX-24.1

Explanatory Note
     Baidu, Inc. hereby amends its registration statement on Form S-8 (Registration No. 333-129374) by filing this Post-Effective Amendment No. 2 to reflect the amendment and restatement of the 2000 Option Plan. The amended and restated 2000 Option Plan is filed herewith as Exhibit 4.1 and replaces Exhibit 10.1 of the initial registration statement. No additional securities are being registered.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on January 8, 2009.

Baidu, Inc.
By:	/s/ Robin Yanhong Li
	Name:	Robin Yanhong Li
	Title:	Chairman of the Board and Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robin Yanhong Li Robin Yanhong Li	Chairman of the Board and Chief Executive Officer	January 8, 2009
/s/ Jennifer Li Jennifer Li	Chief Financial Officer (principal financial and accounting officer)	January 8, 2009
/s/ * William Decker	Director	January 8, 2009
/s/ * James Ding	Director	January 8, 2009
/s/ Nobuyuki Idei Nobuyuki Idei	Director	January 8, 2009
/s/ * Greg Penner	Director	January 8, 2009

Signature	Title	Date
/s/ * Name: Donald J. Puglisi Title: Managing Director, Puglisi & Associates	Authorized Representative in the United States	January 8, 2009

*By	/s/ Robin Yanhong Li Robin Yanhong Li Attorney-in-Fact

4

EXHIBIT INDEX

Exhibit Number	Description

4.1	2000 Option Plan (as amended and restated effective December 16, 2008)

24.1	Power of Attorney